UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

IDAHO NORTH RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Idaho
(State of incorporation of organization)

2555 West Palais Drive
Coeur d’Alene, ID   83815
(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
Form S-1; SEC File Number:  333-185140.

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.01
(Title of Class)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of securities contained in Registrant’s Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission (File Number:  333-185140) is incorporated by reference into this registration statement.

ITEM 2.	EXHIBITS.

The following Exhibits are incorporated herein by reference from the Registrant’s Form S-1 Registration Statement filed with the Securities and Exchange Commission, SEC File Number 333-185140 on November 26, 2012. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32 of the Securities Exchange Act of 1934, as amended:

Exhibit No.	Document Description
3.1	Articles of Incorporation (12/11/2007).
3.2	Bylaws of Idaho North Resources Corp.
4.1	Specimen Stock Certificate.
10.1	Lease Agreement with Mountain Gold Claims LLC for Klondike 25-29 Property, Klondike 41 Property, Klondike Central Property and Klondike Southeast Property.
10.2	Lease Agreement with Mountain Gold Claims LLC and Black Rock Exploration LLC for Divide TH Property, Divide DN Property and Divide GS Property.
10.3	Lease Agreement with Mountain Gold Exploration, Inc. and Lane A. Griffin and Associates for the Eagleville Property.
10.4	Employment Agreement with Erik Panke.
99.1	Warrant Agreement.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 20th day of September, 2013.

IDAHO NORTH RESOURCES CORP.
(the “Registrant”)

BY:	MARK FRALICH
Mark Fralich
President, Principal Executive Officer and a member of the Board of Directors